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                                                                       EXHIBIT 5


                       [Letterhead of Baker Botts L.L.P.]


                                                                January 26, 2001


Cleco Power LLC
2030 Donahue Ferry Road
Pineville, Louisiana  71360-5226

Ladies and Gentlemen:

          We have acted as counsel for Cleco Power LLC, a Louisiana limited liability company (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 22, 2000 (Registration No. 333-52540), relating to the proposed issuance and sale from time to time of up to $200,000,000 in aggregate principal amount of the Company's unsecured debt securities (the "Debt Securities"), part or all of which may be issued in the form of medium-term notes, as described in the prospectus supplement included in the Registration Statement. Each series of the Debt Securities will be issued under the Indenture, dated as of October 1, 1988, between the Company (as successor thereunder to Cleco Utility Group Inc. (formerly known as Central Louisiana Electric Company, Inc.)) and The Bank of New York (as successor thereunder to Bankers Trust Company), as supplemented and amended (the "Indenture"), a copy of which has been filed as an exhibit to the Registration Statement.

          In our capacity as your counsel in the connection referred to above, we have examined as a basis for the opinion hereinafter expressed (i) the Articles of Organization, Initial Report and Operating Agreement of the Company, each as amended to date, (ii) the Indenture, (iii) originals or copies certified or otherwise identified of corporate and limited liability company records of the Company, including minute books of the Company as furnished to us by the Company and (iv) certificates of public officials and of representatives of the Company and statutes and other instruments or documents. In giving such opinion, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.
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Cleco Power LLC                         2                     January 26, 2001

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          With respect to a series of Debt Securities, when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board of Managers of the Company (the "Board") has taken all necessary limited liability company action to approve and establish the terms of such series of Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the supplemental indenture or Board resolution relating to such series of Debt Securities and the provisions of the applicable definitive selling agency, purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The opinion set forth above is limited in all respects to matters of federal law of the United States of America and contract law of the State of New York as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Validity of Securities" and "Validity of the Notes" in the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/  BAKER BOTTS L.L.P.

                                    Baker Botts L.L.P.

TST/PFP